                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 or 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



              DATE OF REPORT                            AUGUST 11, 2000
    (DATE OF EARLIEST EVENT REPORTED)

                          BFX HOSPITALITY GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       COMMISSION FILE NUMBER 001-09822



          DELAWARE                                      75-1732794
(STATE OR OTHER JURISDICTION                (I.R.S. EMPLOYER IDENTIFCATION NO.)
      OF INCORPORATION)



      226 BAILEY AVENUE
          SUITE 101
      FORT WORTH, TEXAS                                   76107
 (ADDRESS OF PRINCIPAL EXECUTIVE                        (ZIP CODE)
          OFFICES)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 332-4761
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Item 5

           (LETTERHEAD OF BFX HOSPITALITY GROUP, INC. APPEARS HERE)


For Immediate Release:
----------------------

               BFX Hospitality Group, Inc. Board Approves Merger

     FORT WORTH, TEXAS, August 11, 2000 - BFX Hospitality Group, Inc. (ASE - "BFX"), announced that its Board of Directors, at a special meeting today, approved entering into a Plan and Agreement of Merger between the Company and Hospitality Concepts, LLC, to acquire all of the outstanding common stock of the Company for $2.25 per share. Hospitality Concepts, LLC has been formed by Robert
H. McLean, Chairman of the Board and Chief Executive Officer of the Company, to consummate the merger. It is expected that three members of management and two directors will participate with Mr. McLean in the ownership of Hospitality Concepts, LLC. Mr. McLean and the two directors did not participate in the portion of the meeting that considered the merger.

     The decision of the Company's Board of Directors was based upon the recommendation of the Independent Committee of the Board and two fairness opinions received from its financial advisors, Sanders Morris Harris, Inc. of Houston, Texas and George K. Baum & Company of Kansas City, Missouri. The Board of Directors will recommend approval of the merger at a special meeting of shareholders expected to be held in October or November of this year.



Contact:
BFX:  Robert Korman, Vice President and Chief Financial Officer
226 Bailey Avenue, Suite 101
Fort Worth, Texas 76107
(817) 332-4761



                                       BFX HOSPITALITY GROUP, INC.



Dated:  August 16, 2000                By: /s/ Robert Korman
                                           -----------------------------
                                           Robert Korman, Vice President
                                           and Chief Financial Officer